Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York 10005

(212) 250 – 0677

(Name, address and telephone number of agent for service)

JPMorgan Chase & Co.

(Exact name of Registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

270 Park Avenue

New York, NY 10017

(212) 270-6000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Debt Securities

(Title of the Indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

 Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

N/A.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 27, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, as amended on April 15, 2002 business - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act. - business - Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-157637-01.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of June 30, 2013. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 7th day of October, 2013.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
FFIEC 031
Legal Title of Bank Page 16 of 74
NEW YORK
RC-1
City
NY
10005
Zip Code
FDIC Certificate Number: 00623
Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2013
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet
Dollar Amounts in Thousands
RCFD
Trill | Bill | Mill | Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) 0081 140,000 1.a
b. Interest-bearing balances (2) 0071 13,607,000 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) 1754 0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D) 1773 28,000 2.b
3. Federal funds sold and securities purchased under agreements to resell:
RCON
a. Federal funds sold in domestic offices B987 155,000 3.a
b. Securities purchased under agreements to resell (3) B989 15,490,000 3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale 5369 0 4.a
b. Loans and leases, net of unearned income B528 21,058,000 4.b
c. LESS: Allowance for loan and lease losses 3123 71,000 4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) B529 20,987.000 4.d
5. Trading assets (from Schedule RC-D) 3545 308,000 5
6. Premises and fixed assets (including capitalized leases) 2145 71,000 6
7. Other real estate owned (from Schedule RC-M) 2150 3,000 7
8. Investments in unconsolidated subsidiaries and associated companies 2130 0 8
9. Direct and indirect investments in real estate ventures 3656 0 9
10. Intangible assets: a. Goodwill 3163 0 10.a
b. Other intangible assets (from Schedule RC-M) 0426 47,000 10.b
11. Other assets (from Schedule RC-F) 2160 4,944,000 11
12. Total assets (sum of items 1 through 11) 2170 55,780,000 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
FFIEC 031
Legal Title of Bank
Page 16a of 74
FDIC Certificate Number: 00623
RC-1a
Schedule RC—Continued
Dollar Amounts in Thousands
Trill | Bill | Mill | Thou
Liabilities
13. Deposits:
RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)
2200
30,264,000
13.a
(1) Noninterest-bearing (1)
6631
22,554,000
13.a.1
(2) Interest-bearing
6636
7,710,000
13.a.2
b. In foreign offices, Edge and Agreement subsidiaries and IBFs (from Schedule RC-E, part II)
RCFN
2200
9,993,000
13.b
(1) Noninterest-bearing
6631
7,061,000
13.b.1
(2) Interest-bearing
6636
2,932,000
13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased in domestic offices (2)
RCON
B993
4,565,000
14.a
RCFD
b. Securities sold under agreements to repurchase (3)
B995
0
14.b
15. Trading liabilities (from Schedule RC-D)
3548
28,000
15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)
3190
126,000
16
17. and 18. Not applicable
19. Subordinated notes and debentures (4)
3200
0
19
20. Other liabilities (from Schedule RC-G)
2930
1,736,000
20
21. Total liabilities (sum of items 13 through 20)
2948
46,721,000
21
22. Not applicable
(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031
Legal Tide of Bank Page 17 of 74
FDIC Certificate Number: 00623 RC-2
Equity Capital
Bank Equity Capital RCFD Trill | Bill | Mill | Thou
23. Perpetual preferred stock and related surplus 3838 0 23
24. Common stock 3230 2,127,000 24
25. Surplus (excludes all surplus related to preferred stock) 3839 594,000 25
26. a. Retained earnings 3632 6,111,000 26.a
b. Accumulated other comprehensive income (5) B530 24,000 26.b
c. Other equity capital components (6) A130 0 26.C
27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 8,856,000 27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 212,000 27.b
28. Total equity capital (sum of items 27.a and 27.b) G105 9,068,000 28
29. Total liabilities and equity capital (sum of items 21 and 28) 3300 55,780,000 29
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012
RCFD Number
6724 N/A M.1
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.
2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.
4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank’s financial statements by external auditors
7 = Compilation of the bank’s financial statements by external auditors
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
To be reported with the March Report of Condition.
RCON MM / DD
2. Bank’s fiscal year-end date 8678 N/A M.2
(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.